Exhibit 4.10

AMENDMENT AGREEMENT

This amendment agreement (“Agreement”) is made at Bangalore on June 16, 2017 (“Execution Date”)

BY AND AMONG:

AAYAS TRADE SERVICES PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at New No. 45 (Old No. 76), 2nd Floor, 2nd Main Road, 41st Cross, Jayanagar 8th Block, Bangalore – 560 070 (hereinafter referred to as the “Company” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the FIRST PART;

AND

ELBIT PLAZA INDIA REAL ESTATE HOLDINGS LIMITED, a company incorporated under the laws of Cyprus and having its registered office at 7 Florinis Street, Greg Tower, PC 1065 Nicosia – Cyprus (hereinafter referred to as the “Promoter” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the SECOND PART;

AND

KOYENCO LIMITED, a company incorporated under the laws of Cyprus and having its registered office at 7 Florinis Street, Greg Tower, PC 1065 Nicosia – Cyprus (hereinafter referred to as the “Other Shareholder” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the THIRD PART;

AND

MINERVA INFRATECH PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at 41, Vittal Mallya Road, Bangalore 560 001 (hereinafter referred to as the “Purchaser” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the FOURTH PART;

AND

MANTRI DEVELOPERS PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at 41, Vittal Mallya Road, Bangalore 560 001 (hereinafter referred to as “MDPL” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the FIFTH PART.

The Company, the Promoter, the Other Shareholder, the Purchaser and MDPL are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

A.	The Parties, inter alia, have executed the various contracts including the Securities Purchase Agreement (defined below), details of which are set out in Annexure A hereto (“Executed Documents”). In accordance with the Executed Documents, the Purchaser and MDPL propose to acquire from the Promoter and the Other Shareholder, the entire shareholding of the Company which is held by the Promoter and the Other Shareholder (herein referred to as the “Sale Securities”).

B.	However, the Purchaser and MDPL failed to fulfil their obligations under the Executed Documents prior to the Long Stop Date (as defined in the Executed Documents), and the Promoter is entitled to proceed to Separation (as defined in the Executed Documents) pursuant to the provisions of the Executed Documents.

C.	Subsequently, the Parties have agreed mutually to extend the “Long Stop Date” as defined in the Executed Documents in the manner set out in Clause 2 below. Further, in accordance with a security purchase agreement of even date executed between the Company, the Promoter and MDPL (“Second SPA”), MDPL has agreed to purchase from the Promoter and the Promoter has agreed to sell to MDPL, 11,00,00,000 (Eleven Crores) Series A CCDs (defined below) for the purchase price mentioned in the Second SPA. The 11,00,00,000 (Eleven Crores) Series A CCDs shall be purchased by MDPL from the Promoter in 13 (thirteen) tranches as under, for the consideration set out below aggregating to Rs. 110,00,00,000 (Rupees One Hundred and Ten Crores):

Sl. No.	Date by which the relevant CCD Closing is required to occur (each a “Subsequent Closing Date”)	Amount to be paid by MDPL (Rs.)	Number of Sale Securities to be transferred
1.	June 20, 2017	10,00,00,000 (“First Tranche Purchase Price”)	1,00,00,000 Series A CCDs (“First Closing CCDs”)
2.	July 01, 2017	5,00,00,000 (“Second Tranche Purchase Price”)	50,00,000 Series A CCDs
3.	August 01, 2017	5,00,00,000 (“Third Tranche Purchase Price”)	50,00,000 Series A CCDs
4.	September 01, 2017	5,00,00,000 (“Fourth Tranche Purchase Price”)	50,00,000 Series A CCDs
5.	October 01, 2017	5,00,00,000 (“Fifth Tranche Purchase Price”)	50,00,000 Series A CCDs
6.	November 01, 2017	5,00,00,000 (“Sixth Tranche Purchase Price”)	50,00,000 Series A CCDs
7.	December 01, 2017	5,00,00,000 (“Seventh Tranche Purchase Price”)	50,00,000 Series A CCDs
8.	January 01, 2018	5,00,00,000 (“Eighth Tranche Purchase Price”)	50,00,000 Series A CCDs
9.	February 01, 2018	5,00,00,000 (“Ninth Tranche Purchase Price”)	50,00,000 Series A CCDs
10.	March 01, 2018	30,00,00,000 (“Tenth Tranche Purchase Price”)	3,00,00,000 Series A CCDs
11.	April 01, 2018	10,00,00,000 (“Eleventh Tranche Purchase Price”)	1,00,00,000 Series A CCDs
12.	May 01, 2018	10,00,00,000 (“Twelfth Tranche Purchase Price”)	1,00,00,000 Series A CCDs
13.	July 01, 2018	10,00,00,000 (“Thirteenth Tranche Purchase Price”)	1,00,00,000 Series A CCDs
Total		110,00,00,000	11,00,00,000 Series A CCDs

Further, 43,17,68,780 (forty three crores seventeen lakhs sixty eight thousand seven hundred and eighty) Series B CCDs and the entire issued share capital of the Company shall be acquired by the Purchaser for an aggregate consideration of Rs. 228,04,28,767 (Rupees Two Hundred Twenty Eight Crores Four Lakhs Twenty Eight Thousand Seven Hundred and Sixty Seven only) under the provisions of the Securities Purchase Agreement.

D.	At the request of the Purchaser, the Parties have now agreed that, subject to the occurrence of each CCD Closing as per the Second SPA, the “Long Stop Date” as defined in the Securities Purchase Agreement shall be as amended hereinbelow.

E.	The Parties are now entering into this Agreement to record the amendments to the Executed Documents pursuant to the revised understanding set out above.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, capitalised terms used but not specifically defined in this Agreement shall have the meaning attributed to them in the Securities Purchase Agreement. Except as amended herein the Clauses not mentioned in this Agreement shall have the same meaning and effect as currently stated in the Securities Purchase Agreement.

(a)	“Agreement” will mean this amendment agreement executed among the Parties on the Execution Date;

(b)	“Business Day” means a day other than Saturday and Sunday on which scheduled commercial banks in Bangalore, India and Cyprus are open for normal banking business;

(c)	“CCDs” shall mean the Series A CCDs and the Series B CCDs, collectively;

(d)	“CCD Closing” shall have the meaning ascribed to such term in the Second SPA;

(e)	“CCD Closing Date” shall have the meaning ascribed to such term in the Second SPA;

(f)	“First CCD Closing” shall have the meaning ascribed to such term in the Second SPA;

(g)	“First LSD” shall have the meaning ascribed to such term in the Second SPA;

(h)	“NCDs” shall have the meaning ascribed to such term in the Second SPA;

(i)	“Securities Purchase Agreement” shall mean the securities purchase agreement executed between the Promoter, the Company, the Other Shareholder, MDPL and the Purchaser on December 02, 2015 as amended by the supplemental agreement dated June 22, 2016, detailed in Annexure A;

(j)	“Series A CCDs” shall have the meaning ascribed to such term in the Second SPA; and

(k)	“Series B CCDs” shall have the meaning ascribed to such term in the Second SPA.

1.2	Interpretation

Unless the context otherwise requires, in this Agreement:

(a)	the recitals shall be regarded as an integral part of this Agreement;

(b)	words importing the singular include the plural and vice versa;

(c)	reference to any laws shall mean such laws as may be enacted, amended, supplemented or re-enacted from time to time;

(d)	reference to a gender includes a reference to the other gender;

(e)	reference to the words “include” or “including” will be construed without limitation;

(f)	if any act is to be done on a date which is specified in the Agreement and such date is not a Business Day, then such act shall be done on the immediately succeeding Business Day;

(g)	reference to this Agreement, the Second SPA or any other agreement, deed or other instrument or document will be construed as a reference to this Agreement, the Second SPA or such other agreement, deed, instrument or document as the same may from time to time be amended, varied, supplemented or novated;

(h)	the headings in this Agreement are for reference only and will not affect the interpretation or construction hereof; and

(i)	Any clause creating an obligation on the Purchaser in terms of the payment of the Purchase Price and/or any advance thereof shall mean and be interpreted as being the obligation of the Purchaser and MDPL.

2.	EXTENSION OF LONG STOP DATE

2.1	With effect from September 30, 2016 and subject to the First CCD Closing having been completed, the “Long Stop Date” as set out in the Securities Purchase Agreement shall be read and interpreted to mean June 20, 2017 and all provisions of the Securities Purchase Agreement shall be read and interpreted accordingly.

2.2	Further, if the First Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean July 01, 2017 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.3	Consequently, subject to the receipt of the First Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean July 01, 2017.

2.4	Further, if the Second Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean August 01, 2017 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.5	Consequently, subject to the receipt of the Second Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean August 01, 2017.

2.6	Further, if the Third Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean September 01, 2017 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.7	Consequently, subject to the receipt of the Third Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean September 01, 2017.

2.8	Further, if the Fourth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean October 01, 2017 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.9	Consequently, subject to the receipt of the Fourth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean October 01, 2017.

2.10	Further, if the Fifth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean November 01, 2017 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.11	Consequently, subject to the receipt of the Fifth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean November 01, 2017.

2.12	Further, if the Sixth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean December 01, 2017 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.13	Consequently, subject to the receipt of the Sixth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean December 01, 2017.

2.14	Further, if the Seventh Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean January 01, 2018 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.15	Consequently, subject to the receipt of the Seventh Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean January 01, 2018.

2.16	Further, if the Eighth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean February 01, 2018 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.17	Consequently, subject to the receipt of the Eighth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean February 01, 2018.

2.18	Further, if the Ninth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean March 01, 2018 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.19	Consequently, subject to the receipt of the Ninth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean March 01, 2018.

2.20	Further, if the Tenth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean April 01, 2018 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.21	Consequently, subject to the receipt of the Tenth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean April 01, 2018.

2.22	Further, if the Eleventh Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean May 01, 2018 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.23	Consequently, subject to the receipt of the Eleventh Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean May 01, 2018.

2.24	Further, if the Twelfth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean July 01, 2018 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.25	Consequently, subject to the receipt of the Twelfth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean July 01, 2018.

2.26	Further, if the Thirteenth Tranche Purchase Price is received in the manner contemplated in the Second SPA, then with effect from the First CCD Closing Date, the term “Long Stop Date” as set out in the Executed Documents shall be read and interpreted to mean September 01, 2018 and all provisions of the Executed Documents shall be read and interpreted accordingly.

2.27	Consequently, subject to the receipt of the Thirteenth Tranche Purchase Price in the manner contemplated in the Second SPA, the definition of the term “Long Stop Date” in the Executed Documents shall be substituted and amended as under:

“Long Stop Date” shall mean September 01, 2018.

2.28	Further, on or prior to the Long Stop Date as defined after the occurrence of the thirteenth CCD Closing, the entire remaining purchase price i.e. Rs. 228,04,28,767 (Rupees Two Hundred Twenty Eight Crores Four Lakhs Twenty Eight Thousand Seven Hundred and Sixty Seven only) will be paid by Purchaser for the purchase of all remaining securities issued by the Company held by the Promoter and the Other Shareholder.

2.29	The provisions of Clauses 2.2 to 2.28 above shall have effect only if the relevant tranches of the Purchase Price are received by the Promoter in the manner contemplated in the Second SPA, time being of the essence, and the definition of “Long Stop Date” as set out in the Securities Purchase Agreement shall be interpreted in accordance with the above clauses. Any breach of the Second SPA or the provisions of the Securities Purchase Agreement (as amended by this Amendment Agreement), shall amount to a breach under the Securities Purchase Agreement (as amended by this Amendment Agreement), notwithstanding anything to the contrary contained herein.

3.	AMENDMENTS TO THE SECURITIES PURCHASE AGREEMENT

3.1	General: Subject to the occurrence of all of the CCD Closings as per the Second SPA, any and all provisions relating to the transfer of “Sale Securities” in the Securities Purchase Agreement shall be read and interpreted to mean reference to 10,10,000 (Ten Lakhs Ten Thousand) Equity Shares representing 100% (one hundred per cent) of the issued, subscribed and paid-up equity share capital of the Company and 43,17,68,780 (forty three crores seventeen lakhs sixty eight thousand seven hundred and eighty) Series B CCDs of Rs. 10 (Rupees Ten) each in the Company representing the entire CCD-holding of the Promoter in the Company after the occurrence of all the CCD Closings.

3.2	The amendments to the definition of “Long Stop Date” as mentioned in Clause 2 above shall stand incorporated in the Securities Purchase Agreement.

3.3	Clause 1.30 of the Securities Purchase Agreement shall be substituted and amended as under:

1.30	“Purchase Price” shall mean the purchase price payable by the Purchaser to the Promoter and the Other Shareholder for purchase of Sale Securities being a sum of Rs. 338,04,28,767 (Rupees Three Hundred Thirty Eight Crores Four Lakhs Twenty Eight Thousand Seven Hundred and Sixty Seven only) less any amounts paid by MDPL to the Promoter at the time of each CCD Closing as defined in the Second SPA;

3.4	Clause 1.34 of the Securities Purchase Agreement shall be renumbered as Clause 1.35 and Clause 1.35 of the Securities Purchase Agreement shall be renumbered as Clause 1.36. The following Clause shall be inserted as Clause 1.34:

1.34	“Second SPA” shall mean the security purchase agreement dated June 16, 2017 executed between the Promoter, the Company and MDPL for the purchase of 11,00,00,000 (Eleven Crores) Series A CCDs by MDPL from the Promoter.

3.5	Clause 3.1 of the Securities Purchase Agreement shall be substituted and amended as under:

3.1.	The Purchaser shall, and MDPL shall cause the Purchaser and its nominee to, pay to the Promoter and the Other Shareholder, for the sale and purchase of the Sale Securities, the Purchase Price, subject to any reduction to be strictly made to the extent of any amounts paid by the Company to the Promoter under Clause 4.3.3. The Purchaser acknowledges that the Sale Securities are being offered at the Purchase Price on the understanding that the Purchaser will complete the purchase of the Sale Securities on or before the Long Stop Date, irrespective of whether the adjustments contemplated under Clause 4.3.3 are made. Where any approvals are required for the Purchaser to achieve Closing, the same will be obtained on or before the Long Stop Date at the cost of the Purchaser or MDPL.

3.6	Clause 4.3.2 of the Securities Purchase Agreement shall be substituted and amended as under:

4.3.2	The Purchaser shall pay the Purchase Price, through its authorized dealer to the designated bank accounts of the Promoter and the Other Shareholder. The bank accounts details of the Promoter and the Other Shareholder are set forth in Schedule 4 to this Agreement. A copy of the SWIFT instructions issued by the Purchaser’s authorized dealer shall be provided to the Promoter forthwith.

3.7	The following Clause 4.3.11 shall be inserted after Clause 4.3.10 of the Securities Purchase Agreement:

4.3.11	(a) Notwithstanding anything contained in Clause 4.3.4, Clause 4.3.5(b), Clause 4.3.6, Clause 4.3.7, Clause 4.3.8 or Clause 4.3.9, the Parties shall mutually agree to appoint a document custodian, being one of (a) Mr. B. R. Srinivas of Dua Associates, Bangalore or (b) Mr. Shreyas Jayasimha, Advocate (“Custodian”), at least 7 (seven) Business Days prior to the proposed Closing Date, after the Purchaser has provided proof to the Promoter that it has the necessary funds to make payment of the Purchase Price on or before the Closing Date. On receipt of proof that the Purchaser has the necessary funds to make payment of the Purchase Price on or before the Closing Date, the Promoter shall hand over the documents listed at Annexure B to the Amendment Agreement to the Custodian at least 4 (four) Business Days prior to the Closing Date.

(b) On the earlier of (i) being provided with a written confirmation from the Promoter that the Promoter has received the Purchase Price; or (ii) being provided by the Purchaser with a letter stating that the Purchase Price has been credited to the Promoter’s bank account, accompanied by: (a) a copy of irrevocable SWIFT instructions issued by the Purchaser’s bank bearing out the transfer of the Purchase Price to the Promoter’s bank account in the Form MT-103, and (b) a letter from the Purchaser’s bank stating that an amount equal to Purchase Price has been debited from the Purchaser’s bank account for being credited to the bank account of the Promoter, the Custodian shall release the documents listed at Annexure B to the Amendment Agreement to MDPL and the Purchaser.

(c) If the actions set out in the paragraph above are not completed within 10 (ten) days of handing over the documents as set out in Clause 4.3.11(a) above or the Long Stop Date, whichever is earlier, the Custodian shall release the documents listed at Annexure B to the Amendment Agreement to the Company.

(d) The Company shall hand over the documents listed at Part 1 of Annexure B to the Amendment Agreement to MDPL only in the event of the payment of the amount of Rs. 338,00,00,000 (Rupees Three Hundred and Thirty Eight Crores) in the manner and within the timelines contemplated in Clause 5.6 or Clause 5.7.

3.8	The following Clause 4.5 shall be inserted after Clause 4.4 of the Securities Purchase Agreement:

4.5	Upon the completion of Closing, the Existing Agreements shall stand terminated and each Party shall be deemed to have irrevocably and unconditionally waived its respective rights under the Existing Agreements, and released all the other Parties from any and all claims, actions, causes of action and liabilities, past and present, whether known or unknown or actual or contingent, that such Party may have against the other Parties, or their respective direct or indirect shareholders, affiliates, officers, directors and/or employees that arise from or relate to the Existing Agreements.

3.9	Clause 5.5 of the Securities Purchase Agreement shall be substituted and amended as under:

5.5	The Parties further agree that if the Closing has not been achieved on or before the Long Stop Date:

(a)	the Company shall be entitled to enforce its rights under the Mortgage Deed 1, the Mortgage Deed 2 and the Additional Mortgage Deed and no Party will have any claim against any other Party with respect to such enforcement, subject to the obligations of MDPL under Clause 5.5(b);

(b)	MDPL shall do all such acts as may be necessary to ensure that the Company enjoys its right, title and interest in the Property, the Mortgaged Property and the Additional Mortgaged Property, free from all Encumbrances, by executing requisite documents, and stamping and registering the same, at no additional cost or liability to Company other than the cost of stamp duty and registration fees;

(c)	the Company shall be entitled to redeem at face value the 10,10,000 (Ten Lakh Ten Thousand) optionally convertible debentures issued by the Company to MDPL;

(d)	the Company shall be deemed to have refunded the debenture application monies of Rs. 1,50,00,000 (Rupees One Crores Fifty Lakhs) paid to the Company by MDPL (along with any statutory interest payable thereon pursuant to the Act);

(e)	the Company shall be deemed to have refunded the advance payment of Rs. 5,00,00,000 (Rupees Five Crores) received from MDPL on September 30, 2016;

(f)	the Company shall be entitled to redeem at face value all outstanding NCDs (as defined in the Second SPA) issued by the Company to MDPL pursuant to the CCD Closing(s) as defined in the Second SPA (except to the extent any NCDs have to be re-classified into CCDs and purchased by the Promoter pursuant to the provisions of this Clause 5.5); and

(g)	the Company shall be deemed to have refunded all amounts due from the Company to MDPL towards the redemption of the NCDs.

The obligation of the Company to pay the amounts pursuant to Sub-Clause 5.5(c), Sub-Clause 5.5(d), Sub-Clause 5.5(e), Sub-Clause 5.5(f) and Sub-Clause 5.5(g), shall be set off against the refundable deposit received by MDPL from the Company which will constitute the full and final settlement of all such amounts payable pursuant to Sub-Clause 5.5(c), Sub-Clause 5.5(d), Sub-Clause 5.5(e), Sub-Clause 5.5(f) and Sub-Clause 5.5(g). Thereafter, none of the Company, the Promoter or the Other Shareholder shall have any liability to MDPL, the Purchaser or any other Person acting on their behalf, in relation to such amounts.

The actions set out in Sub-Clause 5.5(a), Sub-Clause 5.5(b), Sub-Clause 5.5(c), Sub-Clause 5.5(d), Sub-Clause 5.5(e), Sub-Clause 5.5(f), and Sub-Clause 5.5(g) are collectively referred to as “Separation”. The Parties agree that the requisite documents for Separation shall include specifically a sale deed for the sale of 10% (ten percent) undivided interest of MDPL in the Property (including the right of MDPL to receive the built up area in accordance with the JDA) executed by MDPL in favour of the Company in accordance with Clause 5.5(b) above, to be stamped and registered at the cost of the Company. Where the 10% (ten percent) undivided interest of MDPL in the Property (including the rights of MDPL to receive the built up area in accordance with the JDA) is not conveyed in the manner contemplated above, time being of the essence, MDPL will be in default of this Agreement and the Company and the Promoter shall be entitled to enforce their rights against MDPL in the manner contemplated under this Agreement.

Where all the actions set out at Clause 5.5(a) to Clause 5.5(g) above have been completed, and where under the Second SPA, all the CCD Closings have been completed, the Promoter shall purchase a calculated number of CCDs from MDPL having a value of Rs. 5,00,00,000 (Rupees Five Crores).

3.10	Clause 5.6 of the Securities Purchase Agreement shall be substituted and amended as under:

5.6	(a) MDPL hereby waives any and all claims, right, title or interest that it (or its Affiliates, including the Purchaser) may have in relation to the Property, the Mortgaged Property and/or the Additional Mortgaged Property, upon the completion of the Separation and shall ensure that the Promoter and the Company can develop and sell the Property, the Mortgaged Property and the Additional Mortgaged Property without any interference by MDPL or anyone claiming under MDPL or without being required to provide any share in the development to MDPL.

(b) Upon the completion of Separation in the manner contemplated in Clause 5.5 above, the Existing Agreements shall stand terminated and each Party shall be deemed to have irrevocably and unconditionally waived its respective rights under the Existing Agreements, and released all the other Parties from any and all claims, actions, causes of action and liabilities, past and present, whether known or unknown or actual or contingent, that such Party may have against the other Parties, or their respective direct or indirect shareholders, affiliates, officers, directors and/or employees that arise from or relate to the Existing Agreements.

(c) Further, MDPL hereby waives any and all claims it may have against the Company and the Promoter in relation to the amounts referred to in Sub-Clause 5.5(c), Sub-Clause 5.5(d), Sub-Clause 5.5(e), Sub-Clause 5.5(f) and Sub-Clause 5.5(g) above.

(d) Where Separation is not completed (inter alia, on account of reasons attributable to MDPL and/or the Purchaser) on or before the expiry of 15 (fifteen) days from the Long Stop Date (as applicable), the Purchaser and/or MDPL shall have a one-time option to pay / cause MDPL to pay Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only) to the Company. Upon receipt of such sum of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only) within the said 15 (fifteen) day period, the JDA shall stand terminated and the mortgages against the Mortgaged Property 1, Mortgaged Property 2 and the Additional Mortgaged Property shall stand discharged, ,(and the Parties shall execute such documents as maybe required to evidence the termination of the JDA and discharge of mortgages against the Mortgaged Property 1, Mortgaged Property 2 and the Additional Mortgaged Property), and the Existing Agreements shall stand terminated. Upon receipt of such sum of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only) by the Company, the Company shall handover the documents listed in Part 1 of Annexure B to the Amendment Agreement to MDPL. Upon receipt of an amount of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only), the Company shall have no further claims against MDPL for monies payable by MDPL to the Company as per the financial statements of the Company and MDPL, and the sum of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only) shall be in full and final discharge of all monies due to the Company and the Promoter. The Purchaser/MDPL and the Promoter/Company shall have no claims against each other (including in respect of the NCDs), and any monies paid under the Second SPA shall stand forfeited and remain with the Promoter.

(e) Where neither Separation nor the option referred to in Clause 5.6(d) above is completed before the expiry of 30 (thirty) days from the Long Stop Date (as applicable), the Existing Agreements shall stand terminated, subject to the rights of the Company under Clause 5.7 and all rights of the Parties shall be as per Clause 5.7 of this Agreement.

3.11	Clause 5.7 of the Securities Purchase Agreement shall be substituted and amended as under:

5.7	(a) MDPL and the Purchaser agree that where the Separation does not take place in full within 30 (thirty) days from the Long Stop Date, the Company and the Promoter shall at their option be entitled to either (A) an amount of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only) out of the amounts payable by MDPL to the Company as per the financial statements of the Company and MDPL, or (B) (i) the Property (along with MDPL’s 10% (ten percent) undivided interest in the Property (including MDPL’s rights to receive the built up area in accordance with the JDA) being transferred in favour of the Company), (ii) the Mortgaged Property, (iii) the Additional Mortgaged Property, and (iv) the rights of the Company to set off the amounts detailed in Sub-Clause 5.5(c), Sub-Clause 5.5(d), Sub-Clause 5.5(e), Sub-Clause 5.5(f) and Sub-Clause 5.5(g) against monies payable by MDPL to the Company as per the financial statements of the Company and MDPL.

(b) Where the Company exercises its rights to seek the amount of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only) against the amounts payable by MDPL to the Company as per the financial statements of the Company and MDPL, the same shall be immediately due and payable by MDPL to the Company, notwithstanding anything else to the contrary provided under the Existing Agreements.

(c) Upon receipt of an amount of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only), the Company shall have no further claims against MDPL for monies paid under the Existing Agreements and the sum of Rs. 338,00,00,000 (Rupees Three Hundred Thirty Eight Crores only) shall be in full and final discharge of all monies due to the Company and the Promoter. The Purchaser/MDPL and the Promoter/Company shall have no claims against each other (including in respect of the NCDs), and any monies paid under the Second SPA shall stand forfeited and remain with the Promoter.

3.12	The Purchaser and MDPL agree that no consents or approvals shall be required from them in accordance with the provisions of the Securities Purchase Agreement including pursuant to Clause 6 thereof, for the execution and performance of this Agreement and the Second SPA. To the extent any such consent is required, the Purchaser and MDPL shall be deemed to have provided the same.

3.13	The following sub-clause shall be inserted as sub-clause (h) in Clause 7.1 of the Securities Purchase Agreement, and the present sub-clause (h) shall be renamed as sub-clause (i):

(h) Pursuant to the provisions of the Escrow Agreement entered into between the Parties and the Escrow Agent, the Company has received the title deeds listed in the Escrow Agreement in relation to the Mortgaged Property 1, Mortgaged Property 2 and the Additional Mortgaged Property. From the date on which the Company has received the aforesaid documents, the Company has not created any Encumbrance thereon or on the Property and shall not create any Encumbrance on the Property, Mortgaged Property 1, Mortgaged Property 2 and Additional Mortgaged Property till the Closing Date or the Long Stop Date, as applicable.

3.14	Clause 10.1 of the Securities Purchase Agreement shall be substituted and amended as under:

10.1	All notices, consents or other formal communications required of the Parties hereto by this Agreement shall be in writing. All such communications shall be delivered by hand or registered post or electronic transmission, addressed to the other party at the following address or at such other address as has been notified by a Party. Such communications shall be deemed to have been delivered at the time of delivery (if delivered by hand), at the time of transmission (if served by facsimile) or on the seventh business day after the date of posting (if served by prepaid post).

a)	In the case of notices to the Company:

Attention:	Mr. Hemant Kothari
Address:	New No. 45 (Old No. 76), 2nd Floor, 2nd Main Road, 41st Cross, Jayanagar 8th Block, Bangalore – 560 070
Telephone:	+91 80 4041 4422
Email:	hemantk@elbitplazaindia.com

b)	In case of notice to the Purchaser:

Attention:	Mr. Baaskaran S.
Address:	41, Vittal Mallya Road, Bangalore – 560 001
Telephone:	+91 80 4130 0000
Email:	baaskaran.s@mantri.in

c)	In the case of notices to MDPL:

Attention:	Mr. Baaskaran S.
Address:	41, Vittal Mallya Road, Bangalore – 560 001
Telephone:	+91 80 4130 0000
Email:	baaskaran.s@mantri.in

d)	In the case of notices to the Promoter:

Attention:	Mr. Doron Moshe
Address:	7 Mota Gur, Olympia C Tower, Petach Tikva, 4900102 Israel
Telephone:	+972 3 608 6045
Email:	doron@elbitimaging.com

e)	In case of notices to the Other Shareholder:

Attention:	Mr. Doron Moshe
Address:	7 Mota Gur, Olympia C Tower, Petach Tikva, 4900102 Israel
Telephone:	+972 3 608 6045
Email:	doron@elbitimaging.com

3.15	Clause 11.3 of the Securities Purchase Agreement shall be substituted and amended as under:

11.3	Arbitration

Any Dispute which is not settled by the disputing parties through negotiations, after the period of 30 (thirty) days from the service of a notice of dispute, shall be referred to and finally resolved by arbitration in Singapore in accordance with the rules of the Singapore International Arbitration Center (“SIAC”). The Purchaser and MDPL collectively shall appoint one (1) arbitrator, the Promoter shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator. The language of the arbitration shall be English. If any Party does not appoint an arbitrator within a period of 30 (thirty) days from the date on which the arbitration is referred to the SIAC, such arbitrator will be appointed by the SIAC.

If any dispute raises issues which are substantially the same as or connected with issues raised in a dispute which has already been referred to arbitration under this Agreement or the Existing Agreements or the Second SPA (an “Existing Dispute”), or arises out of substantially the same facts as are the subject of an Existing Dispute (in either case, a “Related Dispute”), the arbitral tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitral tribunal in respect of any Related Dispute. Any dispute as to whether or not a dispute is a Related Dispute shall be referred to, and finally resolved by, the arbitral tribunal appointed or to be appointed in respect of an Existing Dispute.

The arbitral tribunal, upon the request of one of the parties to a dispute or a party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a dispute, may join any party to this Agreement to any reference to arbitration proceedings in relation to that dispute and may make a single, final award determining all disputes between them. Each of the Parties hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that dispute.

Where, pursuant to the above provisions, the same arbitral tribunal has been appointed in relation to two or more disputes, the arbitral tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the disputes, order that the whole or part of the matters at issue shall be consolidated and/or heard together upon such terms or conditions as the arbitral tribunal thinks fit.

3.16	Schedule 4 of the Securities Purchase Agreement shall be replaced by the following:

DETAILS OF BANK ACCOUNT OF THE PROMOTER

BANK NAME:	HELLENIC BANK
BRANCH ADDRESS:	NO. 1 EVAGOROU AVENUE, 1065, NICOSIA
SWIFT:	HEBACY2N
ACCOUNT NO:	190-01-809683-01
ACCOUNT CURRENCY:	EURO
IBAN:	CY57 0050 0190 0001 9001 8096 8301

DETAILS OF BANK ACCOUNT OF THE OTHER SHAREHOLDER

BANK :	BANK OF CYPRUS PUBLIC COMPANY LIMITED
SWIFT:	BCYPCY2N
BANK ADDRESS:
ACCOUNT:	NUMBER: 357023937129
CURRENCY:	EURO
IBAN:	CY 37 0020 0195 0000 3570 2393 7129

3.17	To the extent that any representations are made by the Promoter and Other Shareholder in the Securities Purchase Agreement, relating to the title of the Promoter and the Other Shareholder to the securities issued by the Company to them, or the creation of an Encumbrance thereon, the entire contents of the Second SPA and this Amendment Agreement shall be deemed disclosed in relation to such representations.

3.18	MDPL shall provide copies of all historical title documents in relation to the Property to the Company within a period of 30 (thirty) days from the date of this Agreement.

3.19	MDPL shall complete applicable filings with the jurisdictional Registrar of Companies in relation to the charge on Mortgaged Property 1, Mortgaged Property 2 and the Additional Mortgaged Property within a period of 7 (seven) days from the date of this Agreement.

3.1	TERM AND TERMINATION

3.1.1	This Agreement will become effective from September 30, 2016 and will remain in force until any of the Executed Documents are in force, subject to the terms hereof.

3.1.2	Except as amended by this Agreement, all of the remaining provisions of the Executed Documents remain in full force and effect.

3.1.3	The provisions of this Agreement will be governed by and construed in accordance with the laws of India. Subject to Clauses 11.2 to 11.4 of the Securities Purchase Agreement (as amended by this Agreement), the courts at Bangalore, India shall have supervisory jurisdiction in respect of this Agreement.

3.2	AMENDMENT

No modification or amendment to this Agreement and no waiver of any of the terms or conditions hereto shall be valid or binding unless made in writing and duly executed by all the Parties hereto.

3.3	WAIVER

No delay in exercising or omission to exercise any right, power or remedy accruing to a party hereto upon any default under this Agreement shall impair any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of such party in respect of any default or any acquiescence by it in any default, affect or impair any right, power or remedy in respect of any other default.

3.4	NOTICES

Each notice, demand or other communication given or made under this Agreement shall be made in accordance with the provisions of the relevant Executed Documents.

3.5	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of which taken together shall constitute one and the same instrument. The parties hereto may enter into this Agreement by signing any such counterpart.

[Intentionally left blank]

IN WITNESS WHEREOF, the Parties have set their respective hands to this Agreement on the day, month and year first abovementioned

COMPANY
For AAYAS TRADE SERVICES PRIVATE LIMITED

Hemant Kothari Authorised Signatory

PROMOTER
For ELBIT PLAZA INDIA REAL ESTATE HOLDINGS LIMITED

Hemant Kothari Authorised Signatory

OTHER SHAREHOLDER
For KOYENCO LIMITED

Hemant Kothari Authorised Signatory

PURCHASER
For MINERVA INFRATECH PRIVATE LIMITED

Baaskaran S. Authorised Signatory

MDPL
For MANTRI DEVELOPERS PRIVATE LIMITED

Baaskaran S. Authorised Signatory

WITNESSES

Maygha Viswanat Level 3, Prestige Obelisk, 3, Kasturba Road, Bangalore – 560 001	Madhusmita K. No. 41, Vittal Mallya Road, Bangalore – 560 001

ANNEXURE A

Details of the Executed Documents

a)	Securities Purchase Agreement dated December 02, 2015 between the Company, the Promoter, the Other Shareholder and the Purchaser and MDPL;

b)	Registered Deed of Mortgage dated December 02, 2015 executed by B. N. Adarsh and MDPL in favour of the Company;

c)	Registered Deed of Mortgage dated December 02, 2015 executed by Kirthana Developers LLP and MDPL in favour of the Company; and

d)	Registered Deed of Mortgage dated June 21, 2016 executed by B. N. Adarsh and MDPL in favour of the Company.

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SECURITIES PURCHASE AGREEMENT

ThisSECURITIESPURCHASE AGREEMENT(“Agreement”) is entered into on this 16thday of June, 2017 at Bangalore by and amongst:

AAYAS TRADE SERVICES PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at New No. 45 (Old No. 76), 2nd Floor, 2nd Main Road, 41st Cross, Jayanagar 8th Block, Bangalore – 560 070(hereinafter referred to as the “Company” which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the FIRST PART;

AND

ELBIT PLAZA INDIA REAL ESTATE HOLDINGS LIMITED, a company incorporated under the laws of Cyprus and having its registered office at 7 Florinis Street, Greg Tower, PC 1065 Nicosia – Cyprus (hereinafter referred to as the “Promoter” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the SECOND PART;

AND

MANTRI DEVELOPERSPRIVATE LIMITED,a company incorporated under the Companies Act, 1956 and having its registered office at 41, VittalMallya Road, Bangalore 560 011 (hereinafter referred to as “Purchaser”, which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the THIRD PART.

Each of the above mentioned Persons shall be individually referred to as a “Party” and collectively as “Parties”.

WHEREAS:

A.	The Company is engaged in the business of developing theProperty (as defined in the Earlier SPA).

B.	The Purchaseris engaged in the business of construction and development of real estate.

C.	As at the date of this Agreement, the issued, subscribed and paid-up equity share capital of the Company is Rs. 1,01,00,000 (Rupees One Crore One Lakh) divided into10,10,000 (Ten Lakhs Ten Thousand) Equity Shares of Rs. 10 (Rupees Ten each).

D.	The Promoter and Koyenco Limited (“Other Shareholder”) are the legal and beneficial owners of 10,10,000(Ten Lakhs Ten Thousand)Equity Shares representing 100% (one hundred percent) of the issued, subscribed and paid-up equity share capital of the Company. The Promoter holds 11,00,00,000 (Eleven Crores) Series A CCDs of Rs. 10 (Rupees Ten) each,and 43,17,68,780 (Forty Three Crores Seventeen Lakhs Sixty Eight Thousand Seven Hundred Eighty) Series B CCDs of Rs. 10 (Rupees Ten) each,in the Company.The aforesaid Equity Shares, CCDs and any Securities issued to the Promoter prior to the Closing Datearehereinafter collectively referred to asthe“Issued Securities”.The Purchaser holds 10,10,000 (Ten Lakhs Ten Thousand) optionally convertible debentures of Rs. 10 (Rupees Ten) each in the Company.

E.	The Company, the Promoter, the Other Shareholder, Minerva Infratech Private Limited (“MIPL”) and the Purchaser have entered into a securities purchase agreement dated December 02, 2015 as amended by the supplemental agreement dated June 22, 2016 (“Earlier SPA”) whereby MIPLproposed to purchase the Issued Securities from the Promoter and the Other Shareholder in accordance with the terms and conditions set out in the Earlier SPA.

F.	However, the Purchaser and MIPLfailed to fulfil their obligations under the Earlier SPA prior to the Long Stop Date (as defined in the Earlier SPA), and the Promoter is entitled to proceed to Separation (as defined in the Earlier SPA) pursuant to the provisions of the Earlier SPA.

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G.	The Parties, along with the Other Shareholder, MIPL and Purchaser have come to a revised understanding whereby, the Purchaser proposes to purchase, and the Promoter proposes to sell to the Purchaser, 11,00,00,000 (eleven crore) Series ACCDs(“Sale Securities”) out of the Issued Securities for an aggregate consideration of Rs.110,00,00,000 (Rupees One Hundred and Ten Crores only) (“Series ACCDPurchase Price”) in accordance with the terms hereof.The Sale Securitiesshall be purchased by the Purchaser from the Promoter in 13 (thirteen) tranches as under, for the consideration set out below aggregating to Rs. 110,00,00,000 (Rupees One Hundred and Ten Crores only):

Sl. No.	Date by which the relevant CCD Closing is required to occur (each a “Subsequent Closing Date”)	Amount to be paid by MDPL (Rs.)	Number of Sale Securities to be transferred
1.	June 20, 2017 (“First LSD”)	10,00,00,000 (“First Tranche Purchase Price”)	1,00,00,000 Series A CCDs (“First Closing CCDs”)
2.	July 01, 2017	5,00,00,000	50,00,000 Series A CCDs
3.	August 01, 2017	5,00,00,000	50,00,000 Series A CCDs
4.	September 01, 2017	5,00,00,000	50,00,000 Series A CCDs
5.	October 01, 2017	5,00,00,000	50,00,000 Series A CCDs
6.	November 01, 2017	5,00,00,000	50,00,000 Series A CCDs
7.	December 01, 2017	5,00,00,000	50,00,000 Series A CCDs
8.	January 01, 2018	5,00,00,000	50,00,000Series A CCDs
9.	February 01, 2018	5,00,00,000	50,00,000 Series A CCDs
10.	March 01, 2018	30,00,00,000	3,00,00,000 Series A CCDs
11.	April 01, 2018	10,00,00,000	1,00,00,000Series A CCDs
12.	May 01, 2018	10,00,00,000	1,00,00,000 Series A CCDs
13.	July 01, 2018	10,00,00,000	1,00,00,000 Series A CCDs
Total		110,00,00,000	11,00,00,000Series A CCDs

H.	The transfer of the First Closing CCDs shall be referred to as the “First Closing”, and each subsequent transfer of Series A CCDs as mentioned above shall be referred to as a “Subsequent Closing”.

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I.	Further, 43,17,68,780 (forty three crores seventeen lakhs sixty eight thousand seven hundred and eighty) Series B CCDs and the entire issued share capital of the Company (such equity shares the “Sale Shares”) shall be acquired by MIPLfor an aggregate consideration of Rs. 228,04,28,767 (Rupees Two Hundred Twenty Eight Crores Four Lakhs Twenty Eight Thousand Seven Hundred and Sixty Seven only) under the provisions of the Earlier SPA.

J.	Simultaneously with the date of execution of this Agreement, the parties to the Earlier SPA have entered into an amendment agreement to amend certain provisions of the Earlier SPA (“Amendment Agreement”).

K.	Accordingly, the Parties wish to record in this Agreement the terms and conditions of the sale and purchase of the Sale Securities.

NOW THEREFORE, IN CONSIDERATION OF THE PREMISES, REPRESENTATIONS AND WARRANTIES AND COVENANTS HEREIN SET FORTH, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1.	“Act”shall mean the Companies Act, 1956 (as amended and superseded by the Companies Act, 2013), as notified, amended or re-enacted from time to time;

1.2.	“Affiliate” of a Party means a Person which directly or indirectly Controls or, is controlled by, or is under common Control with such Party. In the case of an individual, Affiliate shall include a Relative of such individual;

1.3.	“Articles” shall mean the Articles of Association of the Company;

1.4.	“Board” shall mean the Board of Directors of the Company;

1.5.	“Business Day” shall have the meaning ascribed to the term in the Earlier SPA;

1.6.	“CCDs” shall meanthe Series A CCDs and the Series B CCDs, collectively;

1.7.	“CCD Closing” shall mean any of the First CCD Closing or any Subsequent Closing;

1.8.	“CCD Closing Date” shall mean any of the First CCD Closing Date or any Subsequent Closing Date;

1.9.	“Conditions Precedent” shall mean the conditions detailed in Clause 4;

1.10.	“Control” or “Controlled” with respect to any Person shall mean the beneficial ownership directly or indirectly of more than fifty (50%) per cent of the voting securities of such Person or control over the majority of the composition of the board of directors or the power to direct the management or policies of such Person by contract or otherwise;

1.11.	“Encumbrance” shall mean any mortgage, pledge, equitable interest, prior assignment, hypothecation, right of other Persons, claim, security interest, beneficial interest, title retention agreement, voting trust agreement, interest, option, lien, charge, commitment, restriction or limitation of any nature whatsoever, including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. The word ‘Encumber’ shall be construed accordingly;

1.12.	“Equity Shares” shall mean equity shares of Rs. 10 (Rupees Ten) each in the Company;

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1.13.	“Long Stop Date” shall have the meaning ascribed to the term in the Amendment Agreement;

1.14.	“Losses” shall mean any and all losses, liabilities, obligations, claims, demands, actions, suits, judgments, awards, fines, penalties, taxes, fees, settlements and proceedings, costs, expenses, royalties, deficiencies, damages (whether or not resulting from third party claims), charges, costs (including costs of investigation, remediation or other response actions), interests, out-of-pocket expenses, reasonable attorneys’ and accountants’ fees and disbursements;

1.15.	“NCDs” shall mean the non-convertible debentures of the Company of face value of Rs. 10 (Rupees Ten) each,having the terms set out in Schedule 2;

1.16.	“Person” shall mean an individual or a partnership, company, trust, association or other entity;

1.17.	“RoC” shall mean Registrar of Companies;

1.18.	“Relative” shall have the meaning given to it in the Act;

1.19.	“Representations and Warranties” shall mean the representation and warranties contained in Clause 9;

1.20.	“Sale Securities” shall have the meaning given to it in RecitalG;and

1.21.	“Series ACCD Purchase Price” shall have the meaning ascribed to the term in Recital G;

1.22.	“Series A CCDs” shall mean the compulsorily convertible debentures of the Company of face value of Rs. 10 (Rupees Ten) each, having the terms set out in Schedule 2;

1.23.	“Series B CCDs” shall mean the compulsorily convertible debentures of the Company of face value of Rs. 10 (Rupees Ten) each, having the terms set out in Schedule 2;

1.24.	“Valuer” shall mean an independent chartered accountant appointed by the Purchaser or the Promoter.

2.	SALE AND PURCHASE OF SALE SECURITIES

2.1.	Subject to the terms and conditions contained herein, the Promoter shall (as legal and beneficial owner of the Sale Securities) on each CCD Closing Date, sell, transfer and convey to the Purchaser all of their right, title and interest in and to therelevant portion of the Sale Securities as the case may be, free from all Encumbrances. The Purchaser shall purchase the relevant number of Sale Securities for the relevant portion of the Series A CCD Purchase Price, on eachCCDClosing Date.

2.2.	As on the date of this Agreement, the Parties have obtained a valuation certificate from the Valuer, bearing out that the fair market value of the Sale Securities in aggregate is equal to or higher than the Series A CCD Purchase Price.

3.	PURCHASE PRICE

3.1.	The Purchaser shall pay to the Promoter,for the sale and purchase of the Sale Securities,the Series A CCD Purchase Price.

3.2.	The amount and description of the Sale Securities to be transferred by the Promoter to the Purchaser on each CCD Closing Date is set out in Recital G above.

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4.	CONDITIONS PRECEDENT

4.1.	The obligation of the Promoter to transfer Sale Securities to Purchaser in the manner contemplated herein is subject to the fulfilment by the Purchaser, of the following conditions (unless waived in writing by the Promoter) (“Conditions Precedent”) at least 3 (three) days prior to each CCD Closing Date:

(i)	The Purchaser having provided all consents and documents as may be necessary, such that the Company and its security holders are able to re-classify the Sale Securities into NCDs immediately after each CCD Closing, without requiring any further action or documentation from the Purchaser; and

(ii)	The Purchase rhaving provided all documents as may be necessary, evidencing that with immediate effect from any CCD Closing Date, if the Company is required to make payments of any amounts to the Purchaser in connection with the Sale Securities (even after the Sale Securities are re-classified into NCDs), any such amounts will be set off and adjusted against the amounts owed by the Purchaser to the Company.

4.2.	If any of the Conditions Precedent are not satisfied on or prior to the First LSD or any Subsequent Closing Date, this Agreement shall stand terminated and the Purchaser shall be deemed to be in breach.

5.	FIRST CCDCLOSING

5.1.	The First CCD Closing shall occur on or before the First LSD and within 2 (two) days of receipt by the Promoter of a written confirmation that all Conditions Precedent are satisfied, with documentation evidencing the same. It is clarified that unless the Promoter is given documentation to its satisfaction regarding the satisfaction of the Conditions Precedent, it shall be under no obligation to proceed with the First CCD Closing or any CCD Closing. The Purchaser undertakes to obtain an in-principle confirmation from its designated authorised dealer prior to each CCD Closing, acknowledging that the relevant CCD Closing can be achieved in the manner set out herein.

5.2.	The First CCD Closing shall take place at Bangalore.

5.3.	On the First CCD Closing Date, the Parties shall complete the below mentioned activities. The actions to take place under this Clause 5.3 are interdependent and must take place, as nearly as possible, simultaneously.

5.3.1.	Payment of First Tranche Purchase Price

The Purchaser shall pay the First Tranche Purchase Price without any withholding, through its authorized dealer to the designated bank account of the Promoter. The bank account details of the Promoter are set forth in Schedule 3 to this Agreement. A copy of the SWIFT instructions issued by Purchaser’s authorized dealer shall be provided to the Promoter forthwith.

5.3.2.	Delivery of documents including resolutions of the Board and shareholders

The Promoter and/or the Company, as applicable, shall deliver the following documents to the Purchaser at First CCD Closing:

a)	Certified true copies of the resolutions passed by the Board and the board of directors of the Promoter approving the transfer of the First Closing CCDsto the Purchaser; and

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b)	Such supporting documents as may be required in accordance with the Foreign Exchange Management Act, 1999 and the rules and regulations formulated thereunder, for the filing of the form FC-TRS for the First CCD Closing.

The Purchaser shall deliver certified true copies of the resolutions passed by its board of directors approving the purchase of the First Closing CCDs.The Purchaser shall also ensure the filing of forms 15CB and 15CA as required for the proposed transfer of the First Closing CCDs.

5.3.3.	Original CCD certificates representing First Closing CCDs and transfer forms

The Promoter shall cause the delivery of the original certificates representing the First Closing CCDsto the Company along with the duly stamped security transfer forms executed by the Promoter.

The Purchaser shall cause the delivery of the duly stamped original security transfer forms signed by it and the Promoter pertaining to the First Closing CCDs to the Company.

5.3.4.	Form FC-TRS

a)	Following the receipt of the documents set forth above and the payment of the First Tranche Purchase Price, on the First CCDClosing Date, the Purchaser shall submit the duly filled form FC-TRS along with all relevant documents and annexure to be attached thereto to the authorised dealer Category–I bank remitting the First Tranche Purchase Price, on behalf of the Purchaser through the e-biz portal, and obtain an endorsement from the authorised dealer Category-I bank stating that the payment of the First Tranche Purchase Price, has been made in accordance with the applicable laws.A copy of the endorsedformFC-TRS bearing the acknowledgement of the authorised dealer Category-I bank will be provided to the Promoter and the Company.

5.3.5.	Upon the receipt of a confirmation from the Promoter that the First Tranche Purchase Price has been received by the Promoter in its bank account, the Promoter shall cause a meeting of the Board and shareholders of the Company (as required) to be called (provided that the endorsed form FC-TRS has been received by the Purchaser’s authorized dealer) at which the following business will be conducted and necessary actions will be taken:

a)	Approve the registration of transfer of First Closing CCDsto the Purchaser;

b)	Resolve to make the necessary entries in the Register of Members and Register of Debentures to enter the name of the Purchaser as the registered owner of the First Closing CCDs;

c)	Approve the re-classification of the First Closing CCDs into NCDs.

5.3.6.	Thereafter, the Company shall deliver to the Purchaser, the original, duly stamped certificates representing NCDs allotted on re-classification of the First Closing CCDs, along with the certified true copies of the resolutions recording the transfer of the First Closing CCDs and destroy the corresponding CCD certificates.

5.4.	The Parties agree that all the actions detailed in Clauses 5.3.1 to 5.3.6will have to be completed to achieve First CCDClosing and that the Parties shall take all actions necessary to facilitate the same.

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6.	SUBSEQUENTCLOSINGS

6.1.	Each Subsequent Closing shall occur on or prior to the relevant Long Stop Date as set out in the Amendment Agreement, time being of the essence. Failure to achieve any Subsequent Closing strictly within the timelines agreed shall amount to a breach of this Agreement and the Amendment Agreement.

6.2.	Each SubsequentClosing shall take place at Bangalore.

6.3.	On each Subsequent Closing Date, the Parties shall complete the below mentioned activities. The actions to take place under this Clause 6.3 are interdependent and must take place, as nearly as possible, simultaneously.

6.3.1.	Payment of relevant tranche of theSeries A CCDPurchase Price

The Purchaser shall pay the relevant tranche of theSeries A CCDPurchase Price without any withholding, through its authorized dealer to the designated bank account of the Promoter. The bank account details of the Promoter are set forth in Schedule 3 to this Agreement. A copy of the SWIFT instructions issued by the Purchaser’s authorized dealer shall be provided to the Promoter forthwith.

6.3.2.	Delivery of documents including resolutions of the Board and shareholders

The Promoter and/or the Company, as applicable, shall deliver the following documents to the Purchaserat the relevant SubsequentClosing:

a)	Certified true copies of the resolutions passed by the Board and the board of directors of the Promoter approving the transfer of the relevant tranche of theCCDto the Purchaser.

b)	Such supporting documents as may be required in accordance with the Foreign Exchange Management Act, 1999 and the rules and regulations formulated thereunder, for the filing of the form FC-TRS for the relevant Subsequent Closing.

The Purchaser shall deliver certified true copies of the resolutions passed by its board of directors approving the purchase of therelevant number of Sale Securities.The Purchaser shall also ensure the filing of forms 15CB and 15CA as required for the proposed transfer of the Sale Securities as required.

6.3.3.	Original certificates representing Sale Securities to be transferred and transfer forms

The Promoter shall cause the delivery of the original certificates representing the Sale Securities being transferred on such Subsequent Closing Date to the Company along with the duly stamped security transfer forms executed by the Promoter.

The Purchasershall cause the delivery of the duly stamped original security transfer forms signed by it and the Promoter pertaining to the relevant Sale Securities being transferred to the Company.

6.3.4.	Form FC-TRS

a)	Following the receipt of the documents set forth above and the payment of therelevant tranche of the Series A CCDPurchase Price, on therelevant Subsequent Closing Date, the Purchaser shall submit the duly filled form FC-TRS along with all relevant documents and annexure to be attached thereto to the authorised dealer Category–I bank remitting the relevant tranche of the Series A CCDPurchase Price, on behalf of the Purchaserthrough the e-biz portal, and obtain an endorsement from the authorised dealer Category-I bank stating that the payment of the relevant tranche of theSeries A CCDPurchase Price, has been made in accordance with the applicable laws. A copy of the endorsed form FC-TRS bearing the acknowledgement of the authorised dealer Category-I bank will be provided to the Promoter and the Company.

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6.3.5.	Upon the receipt of a confirmation from the Promoter that the relevant tranche of theSeries A CCDPurchase Price has been received by the Promoter in its bank account, the Promoter shall cause a meeting of the Board and shareholders of the Company (as required) to be called (provided that the endorsed form FC-TRS has been received the Purchaser’s authorized dealer) at which the following business will be conducted and necessary actions will be taken:

a)	Approve the registration of transfer of relevant number of Sale Securitiesto the Purchaser;

b)	Resolve to make the necessary entries in the Register of Members and Register of Debentures to enter the name of the Purchaser as the registered owner of the Sale Securities transferred;

c)	Approve the re-classification of the CCDstransferred into NCDs.

6.3.6.	Thereafter, the Company shall deliver to the Purchaser, the original, duly stamped certificates representing the relevant number ofNCDs allotted on re-classification of the CCDstransferred at each Subsequent Closing, along with certified true copies of the resolutions recording such transfer, and destroy the corresponding Series ACCD certificates.

6.4.	The Parties agree that all the actions detailed in Clauses 6.3.1 to 6.3.6will have to be completed to achieve each SubsequentClosing and that the Parties shall take all actions necessary to facilitate the same.

7.	ADDITIONAL UNDERSTANDING

7.1.	The Parties agree that if the Purchaser has not paid any tranche of the Series A CCD Purchase Price on or before the relevant Long Stop Date, this Agreement shall stand terminated on account of breach of the Purchaser. The Parties shall be bound by the terms of the Earlier SPA as amended by the Amendment Agreement.

7.2.	The Parties agree that within 7 (seven) days from the receipt of the First Tranche Purchase Price by the Promoter, each Party will take necessary action, in accordance with applicable laws, to withdraw/nullify the legal proceedings it has initiated against any of the other Parties, including specifically the following, without prejudice to such Party’s rights where there is any breach of the provisions of this Agreement or the Amendment Agreement:

1.	Demand Notice under Rule 5 of the Insolvency and Bankruptcy (Application to Adjudicating Authority) Rules, 2016 dated May 15, 2017, issued by the Company to the Purchaser;

2.	Preliminary response dated May 24, 2017, and detailed response dated May 31, 2017, issued by the Purchaser to the Company in response to the demand notice;

3.	C. C. No. 3407/2017 before the Hon’ble XXVII Additional Chief Metropolitan Magistrate Court, Bangalore; and

4.	Writ Petition No. 13384/2017 (connected with W.P. No. 13856/2017 and 13860/2017) before the Hon’ble High Court of Karnataka.

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8.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE PROMOTER, THE PURCHASER:

8.1.	The Company and the Promoter, jointly and severally, represent and warrant to the Purchaserthat:

a)	The execution, delivery and performance of this Agreement does not and will not conflict with, or result in a breach of, or constitute a default under any instrument to which the Company is a party or to which it is bound.

8.2.	Representations and Warranties relating to the Promoter:

a)	The Promoter has the legal right and full power to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

b)	There is no action, suit, proceeding, claim, arbitration or investigation pending against the Promoter, or there is no action, suit, proceeding, claim, arbitration or investigation which the Promoter intends to initiate in connection with its involvement with the Company, subject to the transaction contemplated in this Agreement being completed in the manner contemplated herein.

c)	The execution, delivery and performance of this Agreement does not and will not conflict with, or result in a breach of, or constitute a default under any instrument to which the Promoter is a party or by which it is bound.

d)	Each of the Representations and Warranties contained in Schedule 1(regarding ownership to Sale Securities) are true, correct and complete, on and as of the date of this Agreement and the Closing Date.

e)	The Promoter represents that the Parties have obtained a valuation certificate from the Valuer,bearing outthat the fair market value of the Sale Securities in aggregate is equal to or more than the Series A CCD Purchase Price. The Promoter shall cause the Company to obtain revised valuation certificates from time to time, as applicable.

8.3.	The Purchaseracknowledges that except for the Representations and Warranties of the Promoter and the Company as set out in Clause8.1, Clause 8.2 and Schedule 1, the Promoter has not made any other representation or warranty in relation to the Property or the Company.

The provisions of Clauses 8.1, 8.2 and 8.3 and of Schedule 1 shall not have any effect until all CCDClosings are completed, and the Closing (as defined in the Earlier SPA) is completed.

8.4.	Representations, Warranties and Covenants provided bythe Purchaser:

a)	The Purchaser representsthat the Parties have obtained a valuation certificate from the Valuer,bearing outthat the fair market value of the Sale Securities in aggregate is equal to or more than the Series A CCDPurchase Price of the Sale Securities.

b)	The Purchaser represents that it has the legal right and full power to enter into and perform this Agreement and any other documents to be executed by them pursuant to or in connection with this Agreement.

c)	There is no action, suit, proceeding, claim, arbitration or investigation pending against the Purchaser, or there is no action, suit, proceeding, claim, arbitration or investigation which the Purchaser intends to initiate in connection with the Purchaser’s involvement with the Company.

d)	The execution, delivery and performance of this Agreement does not and will not conflict with, or result in a breach of, or constitute a default under any instrument to which the Purchaseris a party or by which it is bound.

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9.	INDEMNITY

9.1.	Subject to theCCDClosings being completed and Closing (as defined under the Earlier SPA) being completed the Promoter hereby agrees to defend, indemnify and hold the Company and the Purchaserharmless from and against any and all direct Losses that are finally ruled by a competent court of law to have been sustained or suffered by the indemnified party and arising directly out of, or by reason of:

a)	any breach of this Agreement by it; or

b)	any material inaccuracy in or breach of any of the Representations and Warranties, covenants, undertakings or agreements contained in,or issued pursuant to, this Agreement by it.

9.2.	Notwithstanding anything to the contrary herein contained, the Purchaserhereby agrees to defend, indemnify and hold the Promoter harmless from and against any and all direct Losses that are finally ruled by a competent court of law to have been sustained or suffered by the indemnified party and arising directly out of, or by reason of:

c)	any breach of this Agreement by it; or

d)	any material inaccuracy in or breach of any of the Representations and Warranties, covenants, undertakings or agreements contained in, or issued pursuant to, this Agreement by it.

9.3.	Notwithstanding anything contained in this Agreement, the Promoter’s aggregate liability in relation to any indemnification claim made by the indemnified party will not exceed the lower of the Series A CCDPurchase Priceand any sum actually paid by the Purchaser under this Agreement.

9.4.	It is clarified thatthe Promoter’s rights specified in this Clause 9 shall be in addition to and not in substitution for any other remedies available to the Promoter, including the Promoter’s rights pursuant to the Amendment Agreement.

10.	CONFIDENTIALITY

10.1.	The Promoter, the Purchaser and the Company recognize that each of them may be given and have access to confidential and proprietary information of each other. The Parties undertake not to and shall ensure that their Affiliates do not use any of such confidential information without the prior written consent of the Party owning the confidential information, and shall use their best efforts to keep confidential and not to disclose to any third party any of the other Party’s confidential and proprietary information.

10.2.	It is expressly agreed that the Promoter and/or its Affiliates shall be permitted to issue a press release as required by legal provisions applicable to the Promoter and/or its Affiliates, in relation to the terms hereof, which is accepted by the remaining Parties. Any other press release by any of the Parties regarding the understanding reached between them shall be coordinated with the other Parties. The disclosures made by any Party to government or any regulatory bodies should be copied to the other Party.

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11.	NOTICES

11.1.	All notices, consents or other formal communications required of the Parties hereto by this Agreement shall be in writing. All such communications shall be delivered by hand or registered post or electronic transmission, addressed to the other party at the following address or at such other address as has been notified by a Party. Such communications shall be deemed to have been delivered at the time of delivery (if delivered by hand), at the time of transmission (if served by facsimile) or on the seventh business day after the date of posting (if served by prepaid post).

a)	In the case of notices to the Company:

	Attention:	Mr. Hemant Kothari
	Address:	New No. 45 (Old No. 76), 2nd Floor, 2nd Main Road, 41st Cross, Jayanagar 8th Block, Bangalore – 560 070
	Telephone:	+91 80 4041 4400
	Email:	hemantk@elbitplazaindia.com

b)	In the case of notices to the Purchaser:

	Attention:	Mr. Baaskaran S.
	Address:	41, VittalMallya Road, Bangalore – 560 001
	Telephone:	+91 80 4130 0000
	Email:	baaskaran.s@mantri.in

c)	In the case of notices to the Promoter:

	Attention:	Mr. Doron Moshe
	Address:	7 Mota Gur, Olympia C Tower, PetachTikva, 4900102 Israel
	Telephone:	+972 3 608 6045
	Email:	doron@elbitimaging.com

12.	GOVERNING LAW AND DISPUTE RESOLUTION

12.1.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of India without reference to its conflict of laws principles.

12.2.	Amicable Resolution of Disputes

If any dispute arises between the Parties in respect of the validity, interpretation, implementation or alleged breach of any provision of this Agreement or regarding a question, including the questions as to whether the termination of this Agreement by one party hereto has been legitimate (a “Dispute”), the disputing parties shall attempt to first resolve such dispute or claim through discussions between senior executives of the Purchaserand the Promoter.

12.3.	Arbitration

Any Dispute which is not settled by the disputing parties through negotiations, after the period of 30 (thirty) days from the service of a notice of dispute, shall be referred to and finally resolved by arbitration in Singapore in accordance with the rules of the Singapore International Arbitration Center (“SIAC Rules”). The Purchasershall appoint 1 (one) arbitrator, the Promoter shall appoint 1 (one) arbitrator, and the 2 (two) arbitrators so appointed shall appoint the third arbitrator. The language of the arbitration shall be English. If any Party does not appoint an arbitrator within a period of 30 (thirty) days from the date on which the arbitration is referred to the arbitration, the arbitrator shall be appointed as per the SIAC Rules.

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If any dispute raises issues which are substantially the same as or connected with issues raised in a dispute which has already been referred to arbitration under this Agreement or the Existing Agreements or the Amendment Agreement (an “Existing Dispute”), or arises out of substantially the same facts as are the subject of an Existing Dispute (in either case, a “Related Dispute”), the arbitral tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitral tribunal in respect of any Related Dispute. Any dispute as to whether or not a dispute is a Related Dispute shall be referred to, and finally resolved by, the arbitral tribunal appointed or to be appointed in respect of an Existing Dispute.

The arbitral tribunal, upon the request of one of the parties to a dispute or a party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a dispute, may join any party to this Agreement to any reference to arbitration proceedings in relation to that dispute and may make a single, final award determining all disputes between them. Each of the Parties hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that dispute.

Where, pursuant to the above provisions, the same arbitral tribunal has been appointed in relation to two or more disputes, the arbitral tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the disputes, order that the whole or part of the matters at issue shall be consolidated and/or heard together upon such terms or conditions as the arbitral tribunal thinks fit.

12.4.	Enforcement

Judgement upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

12.5.	Jurisdiction

Subject to Clauses 12.2 to 12.4, the courts at Bangalore, India shall have supervisory jurisdiction in respect of this Agreement.

13.	MISCELLANEOUS PROVISIONS

13.1.	Specific Performance

In the event that a Party commits a default of the terms of this Agreement then, the non-defaulting Parties shall be entitled to such remedies, including remedies by way of damages and/or specific performance, as may be permitted under applicable laws, in addition to their rights and remedies under this Agreement.

13.2.	Reservation of Rights

No forbearance, indulgence or relaxation or inaction by any Party at any time to require performance of any of the provisions of this Agreement by the other Parties shall in any way affect, diminish or prejudice the right of such Party to require performance of that provision and any waiver or acquiescence by any Party of any breach of any of the provisions of this Agreement shall not be construed as a waiver or acquiescence of any right under or arising out of this Agreement, or acquiescence to or recognition of rights and/or position other than as expressly stipulated in this Agreement or unless expressly stated so by that Party in writing or in this Agreement.

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13.3.	Partial Invalidity

If any provision of this Agreement or the application thereof to any person or circumstance is or becomes invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Any invalid or unenforceable provision of this Agreement shall be replaced with a provision which is valid and enforceable and most nearly gives effect to the original intent of the unenforceable provision.

13.4.	Amendment

No modification or amendment to this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing by all the Parties.

13.5.	Entire Agreement

This Agreement read with the Earlier SPA and the Amendment Agreement, constitutes the entire Agreement between the Parties with respect to the subject matter herein and supersedes and cancels any prior oral or written agreement, representation, understanding, arrangement, communication or expression of intent relating to the subject matter of this Agreement.

13.6.	Survival

The provisions of Clause7.1, Clause8, Clause 9, Clause 10, Clause 11, Clause 12 and this Clause 13 will survive termination of this Agreement.

13.7.	Costs and Stamp Duty

Each Party shall bear its own expenses incurred in preparing and executing this Agreement. The Purchaser shall bear the stamp duty in relation to the transfer of the Sale Securities and the issue of theNCDs.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and year first above mentioned.

COMPANY
For AAYAS TRADE SERVICES PRIVATE LIMITED

Hemant Kothari

PROMOTER

For ELBIT PLAZA INDIA REAL ESTATE HOLDINGS LIMITED

Hemant Kothari

PURCHASER
For MANTRI DEVELOPERS PRIVATE LIMITED

Baaskaran S. Authorized Signatory

WITNESSES

MayghaViswanat Level 3, Prestige Obelisk, 3, Kasturba Road, Bangalore – 560 001	Madhusmita K. No. 41, VittalMallya Road, Bangalore – 560 001

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SCHEDULE 1

REPRESENTATIONS AND WARRANTIES BY THE PROMOTER REGARDING SALE OF SALE SECURITIES

The Promoter hereby represents and warrants as follows:

1.	Ownership of the Sale Securities

a)	The title to the Sale Securities held by the Promoter in the Company is absolute, clear of all Encumbrances and valid.

b)	The Promoter isthe legal and beneficial owner of the Sale Securities.

c)	The Sale Securities, including any Sale Securities that have been acquired by the Promoter through transfers or transmissions, are duly stamped and approved in accordance with the provisions of the Articles and provisions of the Act and regulations framed thereunder.

d)	There is no Encumbrance on, over or affecting any of the Sale Securities, nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

e)	Upon delivery to the Purchaser at each CCD Closing of certificates representing the Sale Securities, along with transfer forms in relation to such Sale Securities, and passing of resolutions of the Company’s Board and upon receipt by the Promoter of the amounts payable at the Closing, good and valid title to such Sale Securities will pass to the Purchaser, free and clear of all Encumbrances.

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SCHEDULE 2

DESCRIPTION OF SALE SECURITIES

PART A - TERMS OF THE SERIES A CCDs

1.	Issue

1.1	Each Series A CCD shall be a compulsorily convertible debenture.

1.2	Each Series A CCDwill have a par value of Rs. 10/- (RupeesTen only) each.

2.	Term

The Series A CCDs will have a maximum term of 15 (fifteen) years from the date of their allotment.

3.	Transferability

The Series A CCDs will be transferable in the manner specified in the articles of association of the Company for transfer of shares.

4.	Interest

Interest shall be accrued and paid on each Series A CCD at the rate of 21.14% per annum, subject to applicable laws, only from the financial year in which the Company is able to generate cash flows to pay such interest.

5.	Conversion of CCDs

100 (One Hundred) Series ACCDs shall be convertible into 1 (one) compulsorily convertible preference share, as and when decided by the Board of Directors of the Company.

6.	Governing Law

The terms of the Series ACCDs shall be governed and construed in accordance with the laws of India.

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PART B - TERMS OF THE SERIES B CCDs

1.	Issue

1.1	Each Series B CCD shall be a compulsorily convertible debenture.

1.2	Each Series B CCD will have a par value of Rs. 10/- (RupeesTen only) each.

2.	Term

The Series B CCDs will have a maximum term of 15 (fifteen) years from the date of their allotment.

3.	Transferability

The Series B CCDs will be transferable in the manner specified in the articles of association of the Company for transfer of shares.

4.	Interest

Interest shall be accrued and paid on each Series B CCD at the rate of 21.14% per annum, subject to applicable laws, only from the financial year in which the Company is able to generate cash flows to pay such interest.

5.	Conversion of CCDs

340 (Three Hundred and Forty) Series B CCDs shall be convertible into 1 (one) compulsorily convertible preference share, as and when decided by the Board of Directors of the Company.

6.	Governing Law

The terms of the Series B CCDs shall be governed and construed in accordance with the laws of India.

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PART C - TERMS OF THE NCDs

1.	Issue

1.1	Each NCD shall be a non-convertibledebenture, issued upon the re-classification of a Series A CCD.

1.2	Each NCD will have a par value of Rs. 10/- (RupeesTen only) each.

2.	Term

The NCDs will have a maximum term of 16 (sixteen) months from the date of their allotment, unless redeemed earlier in accordance with Clause 5 below.

3.	Transferability

The NCDs shall not be transferable, except with the prior written consent of the Board.

4.	Interest

The NCDs shall not be entitled to any interest.

5.	Redemption

Unless redeemed earlier by the Board (upon a default by the holder of the NCDs in terms of the securities purchase agreement dated June 16, 2017), the NCDs shall stand redeemed on October 01, 2018.

6.	Encumbrance

The holder of the NCDs shall not be entitled to create any encumbrance on the NCDs.

7.	Governing Law

The terms of the NCDs shall be governed and construed in accordance with the laws of India.

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SCHEDULE 3

DETAILS OF BANK ACCOUNT OF THE PROMOTER

BANK NAME:	HELLENIC BANK
BRANCH ADDRESS:	NO. 1 EVAGOROU AVENUE, 1065, NICOSIA
SWIFT:	HEBACY2N
ACCOUNT NO:	190-01-809683-01
ACCOUNT CURRENCY:	EURO
IBAN:	CY57 0050 0190 0001 9001 8096 8301

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ANNEXURE B

List of Documents to be handed over by Promoter

[Attached separately]

B-1